Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136988) under the Securities Act of 1933 of Inter Parfums, Inc. and subsidiaries of our report dated March 10, 2010 on the consolidated financial statements and schedule of Inter Parfums, Inc. and subsidiaries for the year ended December 31, 2009. Such report appears in the December 31, 2011 Annual Report on Form 10-K of Inter Parfums, Inc.

/s/Mazars LLP

Mazars LLP

New York, New York

March 8, 2011